Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Planet Payment, Inc.

Long Beach, New York

We hereby consent to the incorporation by reference in the Registration Statement No. 333-185554 on Form S-8 of Planet Payment, Inc. of our report dated March 8, 2017, relating to the consolidated financial statements and financial statement schedule which appears in this Form 10-K.

/s/ BDO USA, LLP

New York, New York

March 8, 2017